                                                                   EXHIBIT 12.1

                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


APARTMENT INVESTMENT AND MANAGEMENT COMPANY



                                                            HISTORICAL
                              -----------------------------------------------------------------------
                                    Nine Months                                          January 10,
                                       Ended                                             1994 through
                                   September 30,           Year Ended December 31,       December 31,
                              ----------------------- ---------------------------------
                                1998         1997       1997         1996         1995         1994
                              ----------  ----------- ----------  -----------  ----------  -------------

 Earnings (1)                 $   51,203  $    20,649 $   29,535  $    15,740  $   14,988   $    7,702

 Fixed charges:
    Interest expense              56,756       33,359     51,385       24,802      13,322        1,576
    Capitalized interest           2,074          751      1,300          821         113           29
                              ----------  ----------- ----------  -----------  ----------   ----------

      Total fixed charges(A)      58,830       34,110     52,685       25,623      13,435        1,605
                              ----------  ----------- ----------  -----------  ----------   ----------

  Earnings before fixed
    charges (2)(B)            $  107,959  $    54,008 $   80,920  $    40,542  $   28,310   $    9,278
                              ==========  =========== ==========  ===========  ==========   ==========

Ratio of earnings to fixed
  charges (B divided by A)       1.8:1.0      1.6:1.0    1.5:1.0      1.6:1.0     2.1:1.0      5.8:1.0
                              ==========  =========== ==========  ===========  ==========   ==========




                                                                        PRO FORMA
                                               -----------------------------------------------------------

                                                   PRE-MERGER PRO FORMA             MERGER PRO FORMA
                                               -----------------------------------------------------------
                                                Nine Months                     Nine Months
                                                  Ended         Year Ended        Ended       Year Ended
                                               September 30,    December 31,   September 30,  December 31,
                                                   1998            1997           1998           1997
                                               -------------    ------------   -------------  ------------

 Earnings (1)                                  $     49,924     $     70,317   $      48,183  $     67,996

 Fixed charges:
    Interest expense                                 92,402           99,501          92,402        99,501
    Capitalized interest                              2,074            1,300           2,074         1,300
                                               ------------     ------------   -------------  ------------

      Total fixed charges(A)                         94,476          100,801          94,476       100,801
                                               ------------     ------------   -------------  ------------

  Earnings before fixed
    charges (2)(B)                             $    142,326     $    169,818   $     140,585  $    167,497
                                               ============     ============   =============  ============


Ratio of earnings to fixed
  charges (B divided by A)                          1.5:1.0          1.7:1.0         1.5:1.0       1.7:1.0
                                               ============     ============   =============  ============



AIMCO PREDECESSORS

                                                                             HISTORICAL
                                                                    ----------------------------
                                                                     January 1,     Year ended
                                                                    1994 through    December 31,
                                                                    July 28, 1994      1993
                                                                    -------------   ------------
Historical:
   Income (loss) before extraordinary item and income taxes         $      (1,463)  $        627
Fixed charges
    Interest expense                                                        4,214          3,510
    Capitalized interest                                                     --               --
                                                                    -------------   ------------

      Total fixed charges (A)                                               4,214          3,510
                                                                    -------------   ------------

  Earnings before fixed charges (1)(B)                              $       2,751   $      4,137
                                                                    =============   ============

Ratio of earnings to fixed charges (B divided by A)                            (3)       1.2:1.0
                                                                    =============   ============

----------------

(1) Earnings represents pretax income before Minority Interest in Operating Partnership and minority interest in other partnership. Equity in earnings of unconsolidated subsidiaries and partnerships is included in earnings only to the extent of dividends and distributions received.

(2)  Earnings before fixed charges excludes capitalized interest.

(3) Earnings for the period January 1, 1994 through July 28, 1994 were inadequate to cover fixed charges. The deficiency for the period was $1,463.